UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2004

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, TX		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 25, 2004, Cirrus Logic, Inc. (the "Company") announced their actions to reduce its quarterly combined selling, general and administrative and research and development expenses by approximately $2 million to $3 million beginning in the third fiscal quarter. The company expects to eliminate approximately 55 employee positions worldwide, or 7% of the total workforce, from various business functions and job classes over the remainder of calendar year 2004. The Company estimates that it will incur a charge for severance and facility related costs to operating expenses totaling approximately $1.5 million for this action, which will be paid over the remainder of the 2004 calendar year.

Item 7.01. Regulation FD Disclosure.

On August 25, 2004, the Company issued a press release updating its outlook for the second fiscal quarter of fiscal year 2005. A copy of this press release is attached to this Report as exhibit 99.1. All of the information furnished in Item 7.01 of this Report and the accompanying exhibit shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Description

Exhibit 99.1 Text of Cirrus Logic, Inc. press release dated August 25, 2004

The information in this Form 8-K and Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc. (Registrant)

August 25, 2004	By:	John T. Kurtzweil

Name: John T. Kurtzweil
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	Exhibit 99.1